                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Stockholders and Board of Directors
ABM Industries Incorporated:

We consent to incorporation by reference in the following Registration Statements on Form S-8 of ABM Industries Incorporated of our report dated December 17, 2001, relating to the consolidated balance sheets of ABM Industries Incorporated and subsidiaries as of October 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended October 31, 2001, and related financial statement schedule II, which report appears in the October 31, 2001, annual report on Form 10-K/A of ABM Industries Incorporated.


      Registration No.   Form       Plan
--------------------------------------------------------------------------------
        333-78423         S-8      "Age-Vested" Career Stock Option Plan
        333-58408         S-8       Employee Stock Purchase Plan
        333-78421         S-8      "Time-Vested" Incentive Stock Option Plan
        333-48857         S-8       Long-Term Senior Executive Stock Option Plan




/s/  KPMG LLP
------------------
KPMG LLP

San Francisco, California
February 7, 2002